Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-3

T1 Energy Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Series B Convertible Non-Voting Preferred Stock, par value $0.01 per share	(1)	457(o)	1,600,000	$10.00	$16,000,000.00	0.0001381	$2,209.60
Fees to be Paid	Equity	Series B-1 Convertible Non-Voting Preferred Stock, par value $0.01 per share	(2)	457(o)	5,000,000	10.00	50,000,000.00	0.0001381	6,905.00
Fees to be Paid	Equity	Common Stock, par value $0.01 per share	(3)	Other	38,823,528	$0.00	$0.00	0.0001381	$0.00

Total Offering Amounts:							$66,000,000.00		9,114.60
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$9,114.60

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Offering Note(s)

(1)	Consists of 1,600,000 shares of Series B Convertible Non-Voting Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”), acquired by the selling stockholders pursuant to that certain amended and restated stock purchase agreement, dated as of October 31, 2025 (as amended, the “Stock Purchase Agreement”), between the registrant and the selling stockholders. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the shares of Series B Preferred Stock being registered hereunder include such indeterminate number of shares of Series B Preferred Stock as may be issuable with respect to the shares of Series B Preferred Stock being registered hereunder as a result of any stock dividend, stock split, recapitalization or similar transaction.

The proposed maximum aggregate offering price is estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act. There is currently no public market for the shares of Series B Preferred Stock being registered hereunder. The proposed maximum aggregate offering price of the Series B Preferred Stock being registered hereunder represents the purchase price of $1,000.00 per share that was paid by the Selling Stockholders named herein in connection with the sale of the Series B Preferred Stock to the selling stockholders pursuant to the Stock Purchase Agreement.

(2)	Consists of 5,000,000 shares of Series B-1 Convertible Preferred Non-Voting Preferred Stock, par value $0.01 per share (the “Series B-1 Preferred Stock” and, collectively with the Series B Preferred Stock, the “Preferred Stock”), of the Company acquired by the selling stockholders pursuant to the Stock Purchase Agreement. Pursuant to Rule 416 under the Securities Act, the shares of Series B-1 Preferred Stock being registered hereunder include such indeterminate number of shares of Series B-1 Preferred Stock as may be issuable with respect to the shares of Series B-1 Preferred Stock being registered hereunder as a result of any stock dividend, stock split, recapitalization or similar transaction.

The proposed maximum aggregate offering price is estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act. There is currently no public market for the shares of Series B-1 Preferred Stock being registered hereunder. The proposed maximum aggregate offering price of the Series B-1 Preferred Stock being registered hereunder represents the purchase price of $1,000.00 per share that was paid by the Selling Stockholders named herein in connection with the sale of the Series B-1 Preferred Stock to the selling stockholders pursuant to the Stock Purchase Agreement.

(3)	Consists of 38,823,528 shares of Common Stock, comprised of (x) 9,411,764 shares of Common Stock underlying the Series B Preferred Stock and (y) up to 29,411,764 shares of Common Stock underlying the Series B-1 Preferred Stock, issuable upon conversion of the Preferred Stock. Pursuant to Rule 416 under the Securities Act, the shares of Common Stock being registered hereunder include such indeterminate number of shares of Common Stock as may be issuable with respect to the shares of Common Stock being registered hereunder as a result of any stock dividend, stock split, recapitalization or similar transaction.

Under Rule 457(i), there is no additional filing fee payable with respect to the shares of Common Stock issuable upon conversion of the Preferred Stock because no additional consideration will be received in connection with the exercise of the conversion privilege.